Andrea Prochniak, Investors 212.756.4542 andrea.prochniak@abglobal.com	Jonathan Freedman, Media 212.823.2687 jonathan.freedman@abglobal.com

ALLIANCEBERNSTEIN HOLDING L.P. ANNOUNCES FIRST QUARTER RESULTS
GAAP Diluted Net Income of $0.46 per Unit
Adjusted Diluted Net Income of $0.46 per Unit
Cash Distribution of $0.46 per Unit

New York, NY, April 27, 2017 - AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today reported financial and operating results for the quarter ended March 31, 2017.
“The year got off to a strong start, as global equity markets rallied in the first quarter and fixed income momentum continued around the world,” said Peter S. Kraus, Chairman and Chief Executive Officer. “Our equity investment performance improved markedly, our total AUM increased by 4% year-over-year, our total gross sales of $19.0 billion were up 23% - driven by multi-year high Retail sales - and adjusted net revenues increased by nearly 6%. We also again demonstrated operating leverage, by producing a 55% incremental adjusted operating margin.”

(US $ Thousands except per Unit amounts)	1Q 2017	1Q 2016	1Q 2017 vs 1Q 2016 % Change	4Q 2016	1Q 2017 vs 4Q 2016 % Change

U.S. GAAP Financial Measures
Net revenues	$764,917	$769,126	(0.5)%	$786,256	(2.7%)
Operating income	$166,312	$173,042	(3.9)%	$222,239	(25.2%)
Operating margin	19.6%	23.2%	(360 bps)	27.4%	(780 bps)
AB Holding Diluted EPU (1)	$0.46	$0.55	(16.4)%	$0.77	(40.3%)

Adjusted Financial Measures (2)
Net revenues	$623,772	$590,066	5.7%	$661,969	(5.8%)
Operating income	$150,584	$132,066	14.0%	$208,863	(27.9%)
Operating margin	24.1%	22.4%	170 bps	31.6%	(750 bps)
AB Holding Diluted EPU (3)	$0.46	$0.39	17.9%	$0.67	(31.3%)
AB Holding cash distribution per Unit	$0.46	$0.40	15.0%	$0.67	(31.3%)

(US $ Billions)
Assets Under Management
Ending AUM	$497.9	$479.0	4.0%	$480.2	3.7%
Average AUM	$491.2	$465.4	5.5%	$482.9	1.7%

(1) The GAAP AB Holding Diluted EPU has been revised for 1Q16.
(2) The adjusted financial measures are all non-GAAP financial measures. See page 13 for reconciliations of GAAP Financial Results to Adjusted Financial Results and pages 14-15 for notes describing the adjustments.
(3) The Adjusted AB Holding Diluted EPU has been revised for 1Q16.

www.abglobal.com	1 of 15

Kraus continued: “The work we’ve done over the past several years to bolster our investment performance; broaden and diversify our business through innovation in product development and distribution; and strengthen our financial position are increasingly paying off today. Our long-term track records in both fixed income and equities are exceptional, and we feel well positioned in the current environment. In our Institutions channel, while overall client activity remains low, we’re seeing more traction with our newer, relevant offerings. One major consultant recently upgraded our Global Concentrated and Global Core equities services to their highest rating. And two of our largest pipeline additions during the quarter were Commercial Real Estate Debt and Customized Multi-Asset, with combined commitments of $480 million. In Retail, gross sales of $13.5 billion were our highest since the second quarter of 2013, driven by increases in every region, and our net flows of $1.6 billion rebounded strongly following two consecutive net outflow quarters. Flow strength came both from flagship services like Global High Yield, and newer offerings like our Discretionary Investment Management (DIM) multi-asset funds in Taiwan and Muni Tax Aware SMA in the US. We’ve also taken an industry-first step to attract flows to our active equity US mutual funds. In March, a new series of AB US mutual funds went effective with the SEC that collect management fees competitive with ETFs and performance fees only if they outperform benchmarks. By leveling the playing field on fees, we believe that we can reengage investors based on our ability to generate investment performance premiums over time. Private Wealth Management is another area where we are proving we can engage our client base through innovation. Our series of research-based Targeted Services offerings brought in $560 million in commitments in the first quarter, our second-highest raise so far and our highest for a quarter without a new service launch. The retention rate for these services is very high, as clients have embraced the new opportunities we’re providing. On the sell side, Bernstein continues to be a differentiated and well-placed competitor in a challenged industry. Broadening our global research presence has allowed us to capture new opportunities today in Europe as investors grow wary of high US equity valuations and uncertainty in Asia. And early client conversations about the implementation of MiFID II in Europe have been constructive. As clients cull research providers, they’re inclined to keep Bernstein’s unique and valuable offering, which could help us improve our rankings and reap larger allocations.”
Kraus concluded: “Finally, I’m very pleased that, in such a difficult growth environment, we were able to achieve year-over-year quarterly increases in every key adjusted operating metric: revenues, operating income, margin and earnings and distribution per unit. We’re as committed as ever to growing our business while keeping expenses in check, and I’m proud of the job we’re doing so far in 2017.”
The firm’s cash distribution per unit of $0.46 is payable on May 18, 2017, to holders of record of AB Holding Units at the close of business on May 8, 2017.
Market Performance
US and global equity and fixed income markets were higher in the first quarter. The S&P 500’s total return was 6.1% in the first quarter and the MSCI EAFE Index’s total return was 7.4%. The Bloomberg Barclays US Aggregate Index returned 0.8% during the first quarter and the Bloomberg Barclays Global Aggregate ex US Index’s total return was 2.5%.

www.abglobal.com	2 of 15

Assets Under Management ($ Billions)
Total assets under management as of March 31, 2017 were $497.9, up $17.7 billion, or 3.7%, from December 31, 2016, and up $18.9 billion, or 4.0%, from March 31, 2016.

	Institutions	Retail	Private Wealth Management	Total
Assets Under Management 3/31/17	$244.9	$168.9	$84.1	$497.9
Net Flows for Three Months Ended 3/31/17	$(1.9)	$1.6	$0.1	$(0.2)

Total net outflows were $0.2 billion in the first quarter, compared to net outflows of $0.1 billion in the previous quarter, and net inflows of $2.2 billion in the prior year period.
Net outflows from the Institutions channel were $1.9 billion, compared to net inflows of $1.8 billion in the fourth quarter of 2016. Institutions gross sales of $2.5 billion decreased 63% from the fourth quarter’s $6.7 billion. The pipeline of awarded but unfunded Institutional mandates increased sequentially from $4.1 billion to $4.2 billion at March 31, 2017.
The Retail channel experienced first quarter 2017 net inflows of $1.6 billion, compared to $1.5 billion of net outflows in the prior quarter. Retail gross sales of $13.5 billion increased 31% from the fourth quarter’s $10.3 billion.
In the Private Wealth channel, net inflows of $0.1 billion compared to $0.4 billion of net outflows in the prior quarter. Private Wealth gross sales of $3.0 billion increased 30% from the fourth quarter’s $2.3 billion.
First Quarter Financial Results
We are presenting both earnings information derived in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and non-GAAP, adjusted earnings information in this release. Management principally uses these non-GAAP financial measures in evaluating performance because they present a clearer picture of our operating performance, and allow management to see long-term trends without the distortion caused by long-term incentive compensation-related mark-to-market adjustments, real estate consolidation charges/credits and other adjustment items. Similarly, we believe that this non-GAAP earnings information helps investors better understand the underlying trends in our results and, accordingly, provides a valuable perspective for investors. Please note, however, that these non-GAAP measures are provided in addition to, and not as substitutes for, any measures derived in accordance with US GAAP and they may not be comparable to non-GAAP measures presented by other companies. Management uses both US GAAP and non-GAAP measures in evaluating our financial performance. The non-GAAP measures alone may pose limitations because they do not include all of our revenues and expenses.
AB Holding is required to distribute all of its Available Cash Flow, as defined in the AB Holding Partnership Agreement, to its Unitholders (including the General Partner). Since the third quarter of 2012, Available Cash Flow has been the adjusted diluted net income per unit for the quarter multiplied by the number of units outstanding at the end of the quarter. Management anticipates that Available Cash Flow will continue to be based on adjusted diluted net income per unit, unless management determines with concurrence of the Board of Directors that one or more of the non-GAAP adjustments that are made for adjusted net income should not be made with respect to the Available Cash Flow calculation.

www.abglobal.com	3 of 15

Revision
During the third quarter of 2016, management determined that the frequency with which we settle our U.S. inter-company payable balances with foreign subsidiaries over the past several years created deemed dividends under Section 956 of the U.S. Internal Revenue Code of 1986, as amended ("Section 956"). In the past, we funded our foreign subsidiaries as they required cash for their operations rather than pre-fund them each quarter, thereby reducing the inter-company balance to zero on a quarterly basis, as required by Section 956. As a result, we have been understating our income tax provision and income tax liability since 2010. We evaluated the aggregate effects of this error in our income tax provision and income tax liability to our previously issued financial statements in accordance with SEC Staff Accounting Bulletins No. 99 and No. 108 and, based upon quantitative and qualitative factors, have determined that the error was not material to our previously issued financial statements. However, the cumulative effect of this error would be material to our third quarter 2016 financial results if recorded as an out-of-period adjustment in the third quarter of 2016. Accordingly, we have revised our previously issued financial statements that are included in our First Quarter 2017 Form 10-Q and this Earnings Release. See page 11 for a summary of the impact of the revisions to net income attributable to AB Unitholders, diluted net income per Holding Unit (GAAP basis) and adjusted diluted net income per Holding Unit.

www.abglobal.com	4 of 15

US GAAP Earnings
Net revenues of $765 million decreased 0.5% compared to the first quarter of 2016 due to lower investment gains and Bernstein Research revenues, partially offset by higher investment advisory fees and distribution revenues. Sequentially, net revenues decreased 3% due to lower performance-based fees, Bernstein Research revenues, dividend and interest income and other revenues, partially offset by higher investment gains and base fees. Bernstein Research revenues decreased 11% year-over-year and 12% sequentially, in both cases predominantly the result of a decrease in client activity in the US.
Operating expenses were $599 million for the first quarter of 2017, up 0.4% year-over-year, due to higher total employee compensation benefits and general and administrative (“G&A”), mostly offset by the absence of non-cash real estate charges in the current quarter compared to a $27.6 million non-cash real estate net charge in the first quarter of 2016. Total employee compensation and benefits expenses increased as a result of higher incentive compensation and commissions, partially offset by lower base compensation. Within G&A, occupancy expense, professional fees and expenses related to our consolidated company-sponsored investment funds were higher. Within promotion and servicing, higher distribution related payments were mostly offset by lower marketing expense, amortization of deferred sales commissions, transfer fees, and trade execution expense.
On a sequential basis, operating expenses were up 6% due to higher total employee compensation and benefits and G&A expenses partially offset by lower promotion and servicing expense. The increase in total employee compensation and benefits expenses was due to higher incentive compensation, commissions and fringes, partially offset by lower base compensation. Within G&A, the increase was driven by higher professional fees and expenses related to our consolidated company-sponsored investment funds. Additionally, in the first quarter of 2017 there was a de minimus non-cash real estate credit compared to a $6.9 million non-cash real estate credit in the fourth quarter of 2016. Within promotion and servicing, lower marketing and travel and entertainment expenses were partially offset by higher distribution related payments.
Operating income of $166 million for the first quarter of 2017 decreased 4% from $173 million for the first quarter of 2016 and 25% from $222 million in the fourth quarter of 2016.
Diluted net income per Unit for the first quarter of 2017 was $0.46 compared to a revised $0.55 in the first quarter of 2016 (see note on page 4 and table on page 11) and $0.77 in the fourth quarter of 2016.

www.abglobal.com	5 of 15

Non-GAAP Earnings
This section discusses our first quarter 2017 non-GAAP financial results, as compared to the first quarter of 2016 and the fourth quarter of 2016. The phrases “adjusted net revenues”, “adjusted operating expenses”, “adjusted operating income”, “adjusted operating margin” and “adjusted diluted net income per Unit” are used in the following earnings discussion to identify non-GAAP information.
Adjusted net revenues of $624 million were up 6% compared to the first quarter of 2016, due to higher investment advisory fees and investment gains in the current quarter compared to investment losses in the prior year period, partially offset by lower Bernstein Research revenues and higher net distribution expenses. Sequentially, adjusted net revenues were down 6%, driven by lower performance-based fees and Bernstein Research revenues.
Adjusted operating expenses were $473 million for the first quarter, up 3% from the prior-year period due to higher total employee compensation and benefits and G&A expenses, partially offset by lower promotion and servicing expense. Total employee compensation and benefits expenses increased as the result of higher incentive compensation and commissions, partially offset by lower base compensation. The increase in G&A was driven by driven by higher foreign exchange and professional fees. Within promotion and servicing, the decline was driven by lower marketing and trade execution expenses, as well as lower transfer fees.
Sequentially, adjusted operating expenses were up 4%, driven by higher total employee compensation and benefits and G&A expenses, partially offset by lower promotion and servicing expense. The sequential increase in total employee compensation and benefits expenses was driven by higher incentive compensation, commissions and fringes, partially offset by lower base compensation. Within G&A, the increase was driven by higher professional fees and other miscellaneous expenses. The sequential decrease in promotion and servicing was driven by lower marketing and travel and entertainment expenses.
Adjusted operating income of $151 million increased 14% from $132 million for the first quarter of 2016, and the adjusted operating margin increased 170 basis points to 24.1% from 22.4%. On a sequential basis, adjusted operating income decreased 28% from $209 million, and the adjusted operating margin decreased 750 basis points from 31.6%.
Adjusted diluted net income per Unit was $0.46, up from a revised $0.39 in the first quarter of 2016 and down from $0.67 in the fourth quarter of 2016.
Headcount
As of March 31, 2017, we had 3,436 employees, compared to 3,450 employees as of March 31, 2016 and 3,438 employees as of December 31, 2016.
Unit Repurchases
During the three months ended March 31, 2017 and 2016, we purchased 1.3 million and 1.9 million AB Holding Units for $31.0 million and $39.7 million, respectively (on a trade date basis). These amounts reflect open-market purchases of 1.2 million and 1.8 million AB Holding Units for $27.8 million and $38.1 million, respectively, with the remainder relating to purchases of AB Holding Units from employees to allow them to fulfill statutory tax withholding requirements at the time of delivery of long-term incentive compensation awards. Purchases of AB Holding Units reflected on the condensed consolidated statements of cash flows are net of AB Holding Unit purchases by employees as part of a distribution reinvestment election.

www.abglobal.com	6 of 15

First Quarter 2017 Earnings Conference Call Information
Management will review first quarter 2017 financial and operating results during a conference call beginning at 8:00 a.m. (ET) on Thursday, April 27, 2017. The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, and John C. Weisenseel, Chief Financial Officer.
Parties may access the conference call by either webcast or telephone:
1. To listen by webcast, please visit AB’s Investor Relations website at http://abglobal.com/corporate/investor-relations/home.htm at least 15 minutes prior to the call to download and install any necessary audio software.
2. To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S. 10 minutes before the scheduled start time. The conference ID# is 4071366.
The presentation management will review during the conference call will be available on AB’s Investor Relations website shortly after the release of first quarter 2017 financial and operating results on April 27, 2017.
AB will be providing live updates via Twitter during the conference call. To access the tweets, follow AB on Twitter: @AB_insights. Also, in the future, AB may provide public disclosures to investors via Twitter and other appropriate internet-based social media.
A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call and will be available on AB’s website for one week. An audio replay of the conference call will also be available for one week. To access the audio replay, please call (855) 859-2056 in the US, or (404) 537-3406 outside the US, and provide the conference ID #: 4071366.
Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2016 and Form 10-Q for the quarter ended March 31, 2017. Any or all of the forward-looking statements made in this news release, Form 10-K, Forms 10-Q, other documents AB files with or furnishes to the SEC, and any other public statements issued by AB, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect AB’s financial condition, results of operations and business prospects.

www.abglobal.com	7 of 15

The forward-looking statements referred to in the preceding paragraph include statements regarding:

•
The pipeline of new institutional mandates not yet funded: Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times currently anticipated.

•
The possibility that AB will engage in open market purchases of Holding Units to help fund anticipated obligations under our incentive compensation award program: The number of Holding Units AB may decide to buy in future periods, if any, to help fund incentive compensation awards is dependent upon various factors, some of which are beyond our control, including the fluctuation in the price of a Holding Unit and the availability of cash to make these purchases.

•
The fluctuation of our effective tax rate: Our effective tax rate fluctuates based on the mix of our earnings across our tax filing group, which includes our U.S. partnership, our U.S. corporate subsidiaries and our corporate subsidiaries operating in various non-U.S. jurisdictions, and the differences between the tax rates in the U.S and the other jurisdictions where we conduct business.

Qualified Tax Notice
This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b). Please note that 100% of AB Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business. Accordingly, AB Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, currently 39.6%.
About AB
AB is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
As of March 31, 2017, AB Holding owned approximately 35.9% of the issued and outstanding AB Units and AXA, a worldwide leader in financial protection, owned an approximate 63.8% economic interest in AB.
Additional information about AB may be found on our website, www.abglobal.com.

www.abglobal.com	8 of 15

AB (The Operating Partnership)
US GAAP Consolidated Statement of Income (Unaudited)
(US $ Thousands)	1Q 2017	1Q 2016	1Q 2017 vs. 1Q 2016 % Change	4Q 2016	1Q 2017 vs. 4Q 2016 % Change

GAAP revenues:
Base fees	$492,176	$450,791	9.2%	$486,469	1.2%
Performance fees	6,114	622	883.0%	29,147	(79.0%)
Bernstein research services	112,741	126,465	(10.9%)	127,472	(11.6%)
Distribution revenues	96,554	92,692	4.2%	96,766	(0.2%)
Dividends and interest	14,056	10,073	39.5%	16,812	(16.4%)
Investments gains (losses)	25,201	65,587	(61.6%)	7,883	219.7%
Other revenues	22,365	24,971	(10.4%)	24,815	(9.9%)
Total revenues	769,207	771,201	(0.3%)	789,364	(2.6%)
Less: interest expense	4,290	2,075	106.7%	3,108	38.0%
Total net revenues	764,917	769,126	(0.5%)	786,256	(2.7%)

GAAP operating expenses:
Employee compensation and benefits	321,748	302,011	6.5%	301,723	6.6%
Promotion and servicing
Distribution-related payments	96,367	87,127	10.6%	95,419	1.0%
Amortization of deferred sales commissions	9,079	11,242	(19.2%)	9,460	(4.0%)
Trade execution, marketing, T&E and other	48,214	54,201	(11.0%)	51,776	(6.9%)
General and administrative
General & administrative	114,221	105,923	7.8%	103,964	9.9%
Real estate (credits) charges	(2)	27,586	n/m	(6,942)	(100.0%)
Contingent payment arrangements	177	353	(49.9%)	178	(0.6%)
Interest on borrowings	1,868	1,232	51.6%	1,472	26.9%
Amortization of intangible assets	6,933	6,409	8.2%	6,967	(0.5%)
Total operating expenses	598,605	596,084	0.4%	564,017	6.1%

Operating income	166,312	173,042	(3.9%)	222,239	(25.2%)

Income taxes (1)	10,057	12,506	(19.6%)	(8,996)	n/m

Net income (1)	156,255	160,536	(2.7%)	231,235	(32.4%)

Net income (loss) of consolidated entities attributable to non-controlling interests	16,318	(5,748)	n/m	6,697	143.7%

Net income attributable to AB Unitholders (1)	$139,937	$166,284	(15.8%)	$224,538	(37.7%)

(1) The income taxes, net income and net income attributable to AB Unitholders have been revised for 1Q16.

www.abglobal.com	9 of 15

AB Holding L.P. (The Publicly-Traded Partnership)
SUMMARY STATEMENTS OF INCOME

(US $ Thousands)	1Q 2017	Revised 1Q 2016	1Q 2017 vs. 1Q 2016 % Change	4Q 2016	1Q 2017 vs. 4Q 2016 % Change

Equity in Net Income Attributable to AB Unitholders (2)	$49,666	$60,177	(17.5%)	$78,630	(36.8%)
Income Taxes	5,756	5,585	3.1%	5,966	(3.5%)
Net Income (2)	43,910	54,592	(19.6%)	72,664	(39.6%)

Additional Equity in Earnings of Operating Partnership (1) (2)	176	153	15.0%	299	(41.1%)
Net Income - Diluted (2)	$44,086	$54,745	(19.5%)	$72,963	(39.6%)
Diluted Net Income per Unit (2)	$0.46	$0.55	(16.4%)	$0.77	(40.3%)
Distribution per Unit	$0.46	$0.40	15.0%	$0.67	(31.3%)

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.
(2) The equity in net income attributable to AB Unitholders, net income, additional equity in earnings of operating partnership, net income-diluted and diluted net income per unit have been revised for 1Q16.

Units Outstanding	1Q 2017	1Q 2016	1Q 2017 vs. 1Q 2016 % Change	4Q 2016	1Q 2017 vs. 4Q 2016 % Change
AB L.P.
Period-end	268,714,548	270,638,334	(0.7%)	268,893,534	(0.1%)
Weighted average - basic	268,479,768	271,853,243	(1.2%)	266,665,011	0.7%
Weighted average - diluted	269,013,395	272,253,490	(1.2%)	267,221,192	0.7%
AB Holding L.P.
Period-end	96,473,204	98,381,192	(1.9%)	96,652,190	(0.2%)
Weighted average - basic	96,238,424	99,595,925	(3.4%)	94,423,093	1.9%
Weighted average - diluted	96,772,051	99,996,172	(3.2%)	94,979,274	1.9%

www.abglobal.com	10 of 15

Revisions

	2Q16	1Q16	4Q15	3Q15	2Q15	1Q15
AB (The Operating Partnership)

Net income attributable to AB Unitholders
Previously reported	$127,144	$168,926	$161,063	$134,976	$149,094	$141,469
Adjustment	(2,643)	(2,642)	(1,669)	(1,668)	(1,669)	(1,669)
Revised	$124,501	$166,284	$159,394	$133,308	$147,425	$139,800

AB Holding L.P. (The Publicly-Traded Partnership)

Diluted net income per Holding Unit, GAAP basis
Previously reported	$0.41	$0.56	$0.53	$0.43	$0.48	$0.45
Adjustment	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	—
Revised	$0.40	$0.55	$0.52	$0.42	$0.47	$0.45

Adjusted diluted net income per Holding Unit
Previously reported	$0.40	$0.40	$0.50	$0.43	$0.48	$0.45
Adjustment	(0.01)	(0.01)	—	—	(0.01)	(0.01)
Revised	$0.39	$0.39	$0.50	$0.43	$0.47	$0.44

www.abglobal.com	11 of 15

AllianceBernstein L.P.
ASSETS UNDER MANAGEMENT | March 31, 2017
($ billions)
Ending and Average	Three Months Ended
	3/31/17	3/31/16
Ending Assets Under Management	$497.9	$479.0
Average Assets Under Management	$491.2	$465.4

Three-Month Changes By Distribution Channel
	Institutions	Retail	Private Wealth Management	Total
Beginning of Period	$239.3	$160.2	$80.7	$480.2
Sales/New accounts	2.5	13.5	3.0	19.0
Redemption/Terminations	(5.4)	(10.2)	(2.8)	(18.4)
Net Cash Flows	1.0	(1.7)	(0.1)	(0.8)
Net Flows	(1.9)	1.6	0.1	(0.2)
Investment Performance	7.5	7.1	3.3	17.9
End of Period	$244.9	$168.9	$84.1	$497.9

Three-Month Changes By Investment Service
	Equity Active	Equity Passive (1)	Fixed Income Taxable	Fixed Income Tax-Exempt	Fixed Income Passive (1)	Other (2)	Total
Beginning of Period	$111.9	$48.1	$220.9	$36.9	$11.1	$51.3	$480.2
Sales/New accounts	4.9	0.4	11.2	2.0	—	0.5	19.0
Redemption/Terminations	(4.8)	(1.0)	(9.9)	(1.7)	(0.1)	(0.9)	(18.4)
Net Cash Flows	(0.8)	(1.4)	1.4	—	(0.1)	0.1	(0.8)
Net Flows	(0.7)	(2.0)	2.7	0.3	(0.2)	(0.3)	(0.2)
Investment Performance	7.6	2.8	4.5	0.6	0.2	2.2	17.9
End of Period	$118.8	$48.9	$228.1	$37.8	$11.1	$53.2	$497.9
(1) Includes index and enhanced index services.
(2) Includes certain multi-asset solutions and services and certain alternative investments.

By Client Domicile
	Institutions	Retail	Private Wealth	Total
U.S. Clients	$141.4	$99.0	$82.1	$322.5
Non-U.S. Clients	103.5	69.9	2.0	175.4
Total	$244.9	$168.9	$84.1	$497.9

www.abglobal.com	12 of 15

AB L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS
	Three Months Ended
US $ Thousands, unaudited	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015

Net Revenues, GAAP basis	$764,917	$786,256	$747,591	$725,806	$769,126	$726,726
Exclude:
Long-term incentive compensation-related investment (gains) losses	(2,979)	846	(2,556)	(791)	1,326	(583)
Long-term incentive compensation-related dividends and interest	(158)	(1,212)	(142)	(142)	(151)	(1,521)
Distribution-related payments	(96,367)	(95,419)	(95,844)	(93,217)	(87,127)	(93,379)
Amortization of deferred sales commissions	(9,079)	(9,460)	(9,787)	(10,577)	(11,242)	(11,673)
Pass-through fees & expenses	(10,407)	(10,682)	(9,768)	(11,708)	(11,651)	(11,639)
Gain on sale of investment carried at cost	—	—	—	—	(75,273)	—
Impact of consolidated company-sponsored investment funds	(22,155)	(8,360)	(16,114)	(5,472)	5,058	(1,560)
Adjusted Net Revenues	$623,772	$661,969	$613,380	$603,899	$590,066	$606,371

Operating Income, GAAP basis	$166,312	$222,239	$185,309	$142,575	$173,042	$170,913
Exclude:
Long-term incentive compensation-related items	68	(252)	363	(354)	963	(238)
Gain on sale of investment carried at cost	—	—	—	—	(75,273)	—
Real estate (credits) charges	(2)	(6,941)	(140)	(2,801)	27,586	(221)
Acquisition-related expenses	524	514	303	239	—	—
Contingent payment arrangements	—	—	(21,483)	—	—	(7,212)
Sub-total of non-GAAP adjustments	590	(6,679)	(20,957)	(2,916)	(46,724)	(7,671)
Less: Net (loss) income of consolidated entities attributable to non-controlling interests	16,318	6,697	15,696	4,843	(5,748)	1,496
Adjusted Operating Income	$150,584	$208,863	$148,656	$134,816	$132,066	$161,746

Operating Margin, GAAP basis excl. non-controlling interests	19.6%	27.4%	22.7%	19.0%	23.2%	23.3%

Adjusted Operating Margin	24.1%	31.6%	24.2%	22.3%	22.4%	26.7%

AB Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU
	Three Months Ended
$ Thousands except per Unit amounts, unaudited	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Net Income - Diluted, GAAP basis	$44,086	$72,963	$50,479	$39,261	$54,745	$51,394
Impact on net income of AB non-GAAP adjustments	197	(9,761)	(6,953)	(949)	(15,686)	(2,578)
Adjusted Net Income - Diluted	$44,283	$63,202	$43,526	$38,312	$39,059	$48,816

Diluted Net Income per Holding Unit, GAAP basis	$0.46	$0.77	$0.52	$0.40	$0.55	$0.52
Impact of AB non-GAAP adjustments	—	(0.10)	(0.07)	(0.01)	(0.16)	(0.02)
Adjusted Diluted Net Income per Holding Unit	$0.46	$0.67	$0.45	$0.39	$0.39	$0.50

www.abglobal.com	13 of 15

AB
Notes to Consolidated Statements of Income and Supplemental Information
(Unaudited)

Adjusted Net Revenues
Adjusted net revenues exclude investment gains and losses and dividends and interest on employee long-term incentive compensation-related investments. In addition, adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. We believe offsetting net revenues by distribution-related payments is useful for our investors and other users of our financial statements because such presentation appropriately reflects the nature of these costs as pass-through payments to third parties who perform functions on behalf of our sponsored mutual funds and/or shareholders of these funds. We offset amortization of deferred sales commissions against net revenues because such costs, over time, essentially offset our distribution revenues. We also exclude additional pass-through expenses we incur (primarily through our transfer agency) that are reimbursed and recorded as fees in revenues. These fees do not affect operating income, but they do affect our operating margin. As such, we exclude these fees from adjusted net revenues.
We adjust for the revenue impact of consolidating company-sponsored investment funds by eliminating the consolidated company-sponsored investment funds' revenues and including AB's fees from such consolidated company-sponsored investment funds and AB's investment gains and losses on its investments in such consolidated company-sponsored investment funds that were eliminated in consolidation. In addition, in the first quarter of 2016 we excluded a realized gain of $75.3 million resulting from the liquidation of an investment in Jasper Wireless Technologies, Inc. ("Jasper"), which was acquired by Cisco Systems, Inc., because it was not part of our core operating results.
Adjusted Operating Income
Adjusted operating income represents operating income on a US GAAP basis excluding (1) the impact on net revenues and compensation expense of the investment gains and losses (as well as the dividends and interest) associated with employee long-term incentive compensation-related investments, (2) the gain on the sale of our investment in Jasper, (3) real estate charges (credits), (4) acquisition-related expenses, (5) adjustments to contingent payment arrangements, and (6) the impact of consolidated company-sponsored investment funds.
Prior to 2009, a significant portion of employee compensation was in the form of employee long-term incentive compensation awards that were notionally invested in AB investment services and generally vested over a period of four years. AB economically hedged the exposure to market movements by purchasing and holding these investments on its balance sheet. All such investments had vested as of year-end 2012 and the investments have been distributed to the participants, except for those investments with respect to which the participant elected a long-term deferral. Fluctuation in the value of these investments is recorded within investment gains and losses on the income statement and also impacts compensation expense. Management believes it is useful to reflect the offset achieved from economically hedging the market exposure of these investments in the calculation of adjusted operating income and adjusted operating margin. The non-GAAP measures exclude gains and losses and dividends and interest on employee long-term incentive compensation-related investments included in revenues and compensation expense.
A realized gain on the liquidation of our Jasper investment has been excluded due to its non-recurring nature and because it is not part of our core operating results.
Real estate charges (credits) have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.
Acquisition-related expenses have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

www.abglobal.com	14 of 15

The recording of changes in estimates of the contingent consideration payable with respect to contingent payment arrangements associated with our acquisitions are not considered part of our core operating results and, accordingly, have been excluded.
We adjusted for the operating income impact of consolidating certain company-sponsored investment funds by eliminating the consolidated company-sponsored investment funds' revenues and expenses and including AB's revenues and expenses that were eliminated in consolidation. We also excluded the limited partner interests we do not own.
Adjusted Operating Margin
Adjusted operating margin allows us to monitor our financial performance and efficiency from period to period without the volatility noted above in our discussion of adjusted operating income and to compare our performance to industry peers on a basis that better reflects our performance in our core business. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenues.

www.abglobal.com	15 of 15